UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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AVINGER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AVINGER, INC.

400 CHESAPEAKE DRIVE

REDWOOD CITY, CALIFORNIA 94063

SUPPLEMENT TO AMENDMENT NO. 1 TO PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

to be held on January 29, 2018 at 1:00 p.m. Pacific time

This proxy statement supplement, dated January 26, 2018 (this “Supplement”), supplements the proxy statement dated December 27, 2017, as amended and restated by Amendment No. 1 dated December 29, 2017 (the “Proxy Statement”) previously made available to our stockholders in connection with the solicitation by the board of directors of proxies to be voted at the Special Meeting of Stockholders to be held on January 29, 2018 (the “Special Meeting”) of Avinger, Inc., a Delaware corporation (the “Company”), to be held at the Company’s offices located at 400 Chesapeake Drive, Redwood City, California 94063, on Monday, January 29, 2018 at 1:00 p.m. Pacific time and any adjournment thereof.

The purpose of this supplement is to provide updated information relating to a change in the treatment of fractional shares otherwise issuable pursuant to the reverse stock split proposed in Proposal 2 of the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

CHANGES TO THE TREATMENT OF FRACTIONAL SHARES ISSUABLE PURSUANT TO THE PROPOSED REVERSE STOCK SPLIT

As described in Proposal 2 of the Proxy Statement, the Company is requesting that its stockholders authorize an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-20 and not greater than 1-for-40, with the exact ratio to be set within that range at the discretion of the Company’s board of directors before the day prior to the 2018 annual meeting of stockholders without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split”).

The Proxy Statement and the proposed certificate of amendment to the Company’s amended and restated certificate of incorporation attached as Appendix A to the Proxy Statement previously indicated that any fractional shares otherwise issuable as a result of the Reverse Stock Split would be rounded up to the nearest whole share. Discussions with the Company’s transfer agent have revealed that this treatment of fractional shares would substantially lengthen the period of time required to complete the Reverse Stock Split. The Company believes that it is in its stockholders’ best interests that the Reverse Stock Split be completed as expeditiously as is possible, as described more fully below. Accordingly, the Company is now proposing that in lieu of rounding any fractional shares, otherwise issuable as a result of the Reverse Stock Split, up to the nearest whole share, the Company plans to pay its stockholders the fair value of any such fractional shares. The fair value of a fractional share will be determined based on the closing price of one share of Common Stock on the trading day immediately preceding the effective time of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split), without interest.

On January 12, 2018, the Company filed a registration statement on Form S-1 in connection with a proposed offering of the Company’s securities. The Company believes it is important to effect the Reverse Stock Split, if approved, as promptly as practicable to accommodate the intended timing of this proposed offering. If the Company’s transfer agent experiences significant delay in processing the Reverse Stock Split, this may adversely impact the Company’s ability to complete its proposed offering in a timely manner, or at all.

CHANGES TO CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The Reverse Stock Split is intended to constitute a “recapitalization” for U.S. federal income tax purposes. Assuming such treatment is correct, a U.S. Holder generally should not recognize gain or loss upon the receipt of the Company’s Common Stock in the Reverse Stock Split except with respect to any cash received in lieu of a fractional share, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of the Company’s Common Stock received pursuant to the Reverse Stock Split (including any fraction of a share deemed to have been received) should equal the aggregate tax basis of the shares of the Company’s Common Stock surrendered, and such U.S. Holder’s holding period in the shares of the Company’s Common Stock received should include the holding period in the shares of the Company’s Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of the Company’s Common Stock surrendered to the shares of the Company’s Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of the Company’s Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who receives cash in lieu of a fractional share of Common Stock should generally recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis allocable to the fractional share as described above. Any capital gain or loss will be treated as long term capital gain or loss if the stockholder’s holding period is greater than one year as of the effective date of the Reverse Stock Split.

Information Reporting and Backup Withholding

A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in the Reverse Stock Split.  Stockholders who are subject to information reporting and who do not provide appropriate information when requested may also be subject to backup withholding, currently at a rate of 24%.  Any amount withheld under such rules is not an additional tax and may be refunded or credited against a stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.

OTHER MATTERS

The Company knows of no other matters that are to be brought before the Special Meeting. If, however, other matters that are not now known or determined come before the Special Meeting, the persons named in the proxy card or their substitutes will vote such proxy in accordance with their discretion.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the Company’s ability to timely consummate the Reverse Stock Split or the proposed offering, and the improvement of the Company’s capitalization. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; our ability to demonstrate the benefits of our Lumivascular platform; the resource requirements related to Pantheris; the outcome of clinical trial results; potential exposure to third-party product liability, intellectual property and other litigation; lack of long-term data demonstrating the safety and efficacy of our Lumivascular platform products; experiences of high-volume users of our products may lead to better patient outcomes than those of physicians that are less proficient; reliance on third-party vendors; dependency on physician adoption; reliance on key personnel; and requirements to obtain regulatory approval to commercialize our products; as well as the other risks described in the section entitled “Risk Factors” and elsewhere in our quarterly Form 10-Q filing made with the Securities and Exchange Commission on November 14, 2017. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. The Company disclaims any obligation to update these forward-looking statements.

AVINGER, INC.

January 26, 2018

Redwood City, California